Report of Independent Registered Public Accou nting Firm

To the Shareholders and Board of Trustees of Cash Trust Series, Inc.:

In planning and performing our audits of the financial
 statements of Federated Government Cash
Series, Federated Municipal Cash Series, Federated Pr ime Cash Series and Federated Treasury Cash
Series (the four portfolios constituting Cash Trust Se ries, Inc.) (collectively, the "Funds") as of and for the year ended May 31, 2014, in accordance with th e standards of the Public Company
Accounting Oversight Board (United States), we conside red the Funds' internal control over financial reporting, including controls over safeguarding securit ies, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the
effectiveness of the Funds' internal control over finan cial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establis hing and maintaining effective internal control over financial reporting. In fulfilling this re sponsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and th e preparation of financial statements for external purposes in accordance with generally accepted accountin g principles. A company's internal control over financial reporting includes those policies and p rocedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fai rly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordan ce with generally accepted accounting principles, and that receipts and expenditures of the co mpany are being made only in accordance with authorizations of management and directors of the compa ny; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorize d acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control
 over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of c hanges in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial repor ting exists when the design or operation of a control does not allow management or employees, in th e normal course of performing their assigned functions, to prevent or detect misstatements on a ti mely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement o f the company's annual or interim financial statements will not be prevented or detected on a ti mely basis.
Our consideration of the Funds' internal control ov er financial reporting was for the limited purpose described in the first paragraph and would not nece ssarily disclose all deficiencies in internal control that might be material weaknesses under standards es tablished by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, includ ing controls over safeguarding securities, that we consider to be a material weakness as defined abov e as of May 31, 2014.
This report is intended solely for the information a nd use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission
 and is not intended to be, and should not be, used by anyone other than these specified parties.





Boston, Massachusetts
July 24, 2014